Exhibit 99.1

NII Holdings, Inc. – Index of Disclosed Information

1.	NII business plan as of December 26, 2014
2.	Management presentation to Creditors' Committee dated October 20, 2014
3.	Liquidity data as of January 11, 2015
4.	Miscellaneous financial and investor data